Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61679, 333-70025, 333-94343, 333-35622, 333-65772, 333-67542 and 333-96909) and S-8 (No. 333-30913, 333-67677, 333-30915, 333-16967, 333-47747, 333-30812, 333-37722, 333-76004 and 333-98943) of Greater Bay Bancorp of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 2, 2004